UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: April 30, 2003

OGLEBAY NORTON COMPANY

Ohio	000-32665	34-1888342
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

North Point Tower 1001 Lakeside Avenue, 15th Floor Cleveland, OH (Address of principal executive offices)	44114-1151 (Zip Code)

Registrant’s telephone number, including area code (216) 861-3300

N/A

(Former name or former address, if changed since last report)

Item 7.    FINANCIAL STATEMENTS AND EXHIBITS

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits

Exhibit Number	Exhibit Description
99.1	Press Release dated April 30, 2003, reporting the Company’s results for the first quarter ending March 31, 2003.

Item 9.    REGULATION FD DISCLOSURE

The following information is provided pursuant to Item 12:

•	On April 30, 2003, the Company released its results for the first quarter ending March 31, 2003. A copy of the press release announcing the results is attached as Exhibit 99.1.

•	On May 1, 2003, a company that is indebted to the Company filed for protection under Chapter 11 of the U.S. Bankruptcy Code. The debtor is not a customer of the Company and the debt arose from a prior relationship. At March 31, 2003, the magnitude of the debt approximates $2 million. The Company’s March 31, 2003 balance sheet includes a reserve for a portion of this amount; however, given the recent events, the reserve will need to be increased. The Company’s Form 10-Q for the first quarter, when filed, will reflect a new reserve amount.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OGLEBAY NORTON COMPANY

By:	/s/ JULIE A. BOLAND
Julie A. Boland
Vice President and Chief Financial Officer

Date:    May 6, 2003

EXHIBIT INDEX

Exhibit Number	Exhibit Description
99.1	Press Release dated April 30, 2003, reporting the Company’s results for the first quarter ending March 31, 2003.